EXHIBIT 99.1

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements	Page

Condensed Consolidated Balance Sheets for the Successor Company as of March 31, 2004 (unaudited and restated) and December 31, 2003 (audited and restated)	2
Unaudited Condensed Consolidated Statements of Operations for the Successor Company for the Three Months Ended March 31, 2004 (restated) and for the Predecessor Company for the Three Months Ended March 31, 2003 (restated)	3
Unaudited Condensed Consolidated Statements of Cash Flows for the Successor Company for the Three Months Ended March 31, 2004 (restated) and for the Predecessor Company for the Three Months Ended March 31, 2003	4
Notes to Unaudited Condensed Consolidated Financial Statements	5

NATIONSRENT COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

                                                                                 Successor Company
                                                                           -----------------------------
                                                                            March 31,       December 31,
                                                                              2004              2003
                                                                           -----------      ------------
                                                                           (unaudited)
                                                                           (restated -      (restated -
                                                                           see Note 1)      see Note 1)
                                  ASSETS
Cash and cash equivalents..............................................    $    57,048      $    48,644
Accounts receivable, net...............................................         60,193           72,926
Inventories............................................................         21,320           21,802
Prepaid expenses and other assets......................................         13,557           11,605
Debt issuance costs, net...............................................          6,773            7,155
Rental equipment, net..................................................        342,217          347,076
Property and equipment, net............................................         60,116           62,076
Intangible assets, net.................................................          8,425            8,479
                                                                           -----------      ------------
Total Assets...........................................................    $   569,649      $   579,763
                                                                           ===========      ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.......................................................    $    52,937      $    56,319
Accrued compensation and related taxes.................................         11,337            9,297
Accrued insurance claims...............................................         15,709           14,500
Accrued expenses and other liabilities.................................         36,352           29,174
Debt (Note 2)..........................................................        289,795          288,286
Income taxes payable...................................................            484              504
                                                                           -----------      ------------
Total Liabilities......................................................        406,614          398,080
                                                                           -----------      ------------

Commitments and Contingencies

Stockholders' Equity:
Preferred stock-- $0.01 par value, 1,000,000 shares authorized;
  Series A, $72,002 liquidation preference, 72,002 shares issued
  and outstanding at March 31, 2004 and December 31, 2003..............              1                1
Common stock-- $0.01 par value, 3,000,000 shares authorized,
  1,669,028 and 1,666,296 shares issued and outstanding at
  March 31, 2004 and December 31, 2003, respectively...................             17               17
Additional paid-in capital.............................................        200,920          200,724
Deferred stock compensation............................................         (3,117)          (4,560)
Accumulated deficit....................................................        (34,786)         (14,499)
                                                                           -----------      ------------
Total Stockholders' Equity.............................................        163,035          181,683
                                                                           -----------      ------------
Total Liabilities and Stockholders' Equity.............................    $   569,649      $   579,763
                                                                           ===========      ============

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONSRENT COMPANIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                                                  Successor              Predecessor
                                                                                   Company                 Company
                                                                           ----------------------- -----------------------
                                                                                Three Months            Three Months
                                                                                   Ended                   Ended
                                                                               March 31, 2004          March 31, 2003
                                                                           (restated - see Note 1) (restated - see Note 1)
                                                                           ----------------------- -----------------------
Revenue:
  Equipment rentals....................................................         $    93,082             $    85,000
  Sales of equipment, merchandise, service, parts and supplies.........              26,941                   7,568
                                                                           ----------------------- -----------------------
   Total revenue.......................................................             120,023                  92,568
                                                                           ----------------------- -----------------------
Cost of revenue:
  Cost of equipment rentals............................................              59,584                  56,514
  Rental equipment depreciation and lease expense, and
      vehicle depreciation.............................................              28,852                  34,923
  Cost of sales of equipment, merchandise, service, parts and supplies.              17,509                   5,626
                                                                           ----------------------- -----------------------
   Total cost of revenue...............................................             105,945                  97,063
                                                                           ----------------------- -----------------------
Gross profit (loss)....................................................              14,078                  (4,495)
Operating expenses:
  Selling, general and administrative expenses.........................              24,698                  20,925
  Non-rental equipment depreciation and amortization...................               2,161                   2,879
                                                                           ----------------------- -----------------------
Operating loss.........................................................             (12,781)                (28,299)
                                                                           ----------------------- -----------------------
Other (income) expense:
  Interest expense.....................................................               7,638                   1,484
  Other, net...........................................................                (132)                    (56)
                                                                           ----------------------- -----------------------
   Total other (income) expense........................................               7,506                   1,428
                                                                           ----------------------- -----------------------
Loss before reorganization items.......................................             (20,287)                (29,727)
Reorganization items, net..............................................                  --                  (7,260)
                                                                           ----------------------- -----------------------
Net loss...............................................................         $   (20,287)            $   (22,467)
                                                                           ======================= =======================
Net loss per share:
  Basic................................................................                                 $     (0.39)
                                                                                                   =======================
  Diluted..............................................................                                 $     (0.39)
                                                                                                   =======================
Weighted average common shares outstanding:
  Basic................................................................                                      57,364
                                                                                                   =======================
  Diluted..............................................................                                      57,364
                                                                                                   =======================

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONSRENT COMPANIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                               Successor Company    Predecessor Company
                                                                              ------------------    -------------------
                                                                              Three Months Ended    Three Months Ended
                                                                                March 31, 2004        March 31, 2003
                                                                              ------------------    -------------------
                                                                                  (restated -
                                                                                  see Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...............................................................          $   (20,287)           $   (22,467)
Adjustments to reconcile net loss to net cash provided by
operating activities:
  Depreciation and amortization........................................               32,652                 24,293
  Provision for doubtful accounts......................................                1,866                  1,700
  Non-cash reorganization items........................................                   --                (10,769)
  Non-cash interest charge.............................................                  711                     --
  Loss on disposal of non-rental equipment.............................                  132                      5
  Gain on disposal of rental equipment.................................               (6,596)                  (441)
  Changes in operating assets and liabilities:
    Accounts receivable................................................               10,867                  5,434
    Inventories........................................................                  482                 (1,457)
    Prepaid expenses and other assets..................................               (1,770)                 5,913
    Accounts payable...................................................               (3,382)                (2,602)
    Accrued expenses and other liabilities.............................               10,427                  6,826
    Liabilities subject to compromise..................................                   --                   (111)
    Income taxes payable...............................................                  (20)                    (3)
                                                                              ------------------    -------------------
    Net cash provided by operating activities..........................               25,082                  6,321
                                                                              ------------------    -------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of rental equipment..........................................              (29,692)                (7,939)
Purchases of property and equipment....................................               (3,825)                (2,153)
Proceeds from disposal of rental equipment and vehicles................               16,871                  1,791
                                                                              ------------------    -------------------
  Net cash used in investing activities................................              (16,646)                (8,301)
                                                                              ------------------    -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility..........................................                   --                 12,608
Payment of debt issuance costs.........................................                  (32)                    --
Repayments of debt subject to compromise...............................                   --                 (1,594)
Repayments of debt not subject to compromise...........................                   --                 (2,277)
                                                                              ------------------    -------------------
  Net cash (used in) provided by financing activities..................                  (32)                 8,737
                                                                              ------------------    -------------------
Net increase in cash and cash equivalents..............................                8,404                  6,757
Cash and cash equivalents, beginning of period.........................               48,644                  6,940
                                                                              ------------------    -------------------
Cash and cash equivalents, end of period...............................          $    57,048            $    13,697
                                                                              ==================    ===================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...............................................          $       306            $       485
                                                                              ==================    ===================
  Cash paid for income taxes...........................................          $        20            $         3
                                                                              ==================    ===================
SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
  Fixed assets acquired under financial obligations....................          $     1,212            $    34,964
                                                                              ==================    ===================
  Issuance of restricted stock.........................................          $       196            $        --
                                                                              ==================    ===================

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONSRENT COMPANIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

1.	General

           Reporting Entity

           NationsRent Companies, Inc. together with its subsidiaries (the "Successor Company") is one of the largest full-service rental companies in the United States. The Company (as defined below) offers a comprehensive line of equipment for rent to a broad range of construction, industrial and homeowner customers. The Company also sells new and used equipment, parts, merchandise and supplies, and provides maintenance and repair services.

           Reorganization Under Chapter 11

           On June 13, 2003 (the "Effective Date"), NationsRent, Inc., a Delaware corporation together with its subsidiaries (the "Predecessor Company" or the "Debtors"), emerged from proceedings under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") pursuant to the terms of the First Amended Joint Plan of Reorganization of NationsRent, Inc. and its debtor subsidiaries dated February 7, 2003, as modified (the "Plan"). On the Effective Date, the Predecessor Company merged into an indirect subsidiary of the Successor Company.

           Basis of Presentation

           The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and with rules and regulations of the United States Securities and Exchange Commission ("SEC") for interim financial reporting. In the opinion of management, the financial information included herein reflects all adjustments considered necessary for a fair presentation of interim results and all such adjustments are of a normal recurring nature. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain information and footnote disclosures normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2003, as restated. The results of operations for interim periods are not necessarily indicative of the results which may be reported for the year ending December 31, 2004.

           The unaudited interim condensed consolidated financial statements include the accounts of the Company and its 100%-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation. Comprehensive loss was equal to net loss for all periods presented.

           In connection with its emergence from bankruptcy, the Company reflected the terms of the Plan in its consolidated financial statements by adopting the principles of Fresh-Start Reporting in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." For accounting purposes, the effects of the consummation of the Plan as well as adjustments for Fresh-Start Reporting have been recorded in the Company's unaudited condensed consolidated financial statements as of June 1, 2003. Therefore, as used in these financial statements, the term "Company" refers to the Predecessor Company and its operations for periods prior to June 13, 2003 (and for accounting purposes prior to June 1, 2003), and refers to the Successor Company for periods after June 13, 2003 (and for accounting purposes on or after June 1, 2003). Under Fresh-Start Reporting, a new entity is deemed to be created for financial reporting purposes and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values.

           Between the date the Company filed for protection under the Bankruptcy Code on December 17, 2001 (the "Petition Date") and its emergence from bankruptcy on the Effective Date, the Predecessor Company operated its business as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court. Accordingly, the Predecessor Company's consolidated financial statements for periods prior to its emergence from bankruptcy were presented in conformity with SOP 90-7 and were prepared on a going concern basis that assumed continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business. Pursuant to SOP 90-7, revenue and expenses, realized gains and losses and provisions for losses resulting from the reorganization of the business were reported in the unaudited interim condensed consolidated statements of operations separately as reorganization items. Professional fees related to the reorganization were expensed as incurred and interest expense was reported only to the extent that it was to be paid or was an allowed claim. See "— Note 3 — Reorganization Items, Net."

           The Successor Company adopted the accounting policies of the Predecessor Company upon emergence from bankruptcy. In accordance with the Fresh-Start Reporting provisions of SOP 90-7, the Successor Company also adopted changes in accounting principles at the Effective Date that were required in the consolidated financial statements of the Successor Company within the twelve month period subsequent to the Effective Date.

           Restatements

           The Company has restated all periods in the accompanying unaudited condensed consolidated statements of operations to correct the classification of vehicle depreciation expense from operating expenses to cost of revenue. The Company corrected the classification of these expenses in order to include all delivery costs in cost of revenue.

           The Company has corrected the classification of revenue and cost associated with the disposal of its vehicles for all periods. Previously, in connection with the disposal of vehicles, the Company recorded the gross proceeds in "sales of equipment, merchandise, service, parts and supplies," and the cost in "cost of sales of equipment, merchandise, service, parts and supplies." The Company now records the net gain or loss, defined as gross proceeds less net book value, as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation." The Company considers the gain or loss on vehicles sold as an adjustment to vehicle depreciation.

           The Company has restated all periods in the accompanying condensed consolidated financial statements to correct certain out of period errors previously disclosed. The Company corrected these out of period errors in order to properly reflect such amounts in the appropriate periods. These out of period errors included adjustments for cooperative advertising receivables and depreciation.

           This restatement also gives effect to the correction to lease expense from straight-lining lease expense over the initial terms of the lease plus any option renewal periods. This conforms the periods used for lease expense to the periods used for amortizing leasehold improvements.

           The following tables summarize the impact of the corrections of the errors discussed above on previously reported financial information (in thousands):

                                                          As of and for the Three Months Ended March 31, 2004
                                                      ----------------------------------------------------------
                                                      As Previously
                                                        Reported         Corrections                 As Restated
                                                      -------------      -----------                 -----------

Balance Sheet:

   Prepaid expenses and other assets.............     $     13,227       $       330    (a)          $    13,557
   Rental equipment, net.........................          343,217            (1,000)   (b)(c)           342,217
   Property and equipment, net...................           58,506             1,610    (d)               60,116
     Total Assets................................          568,709               940                     569,649

   Accrued expenses and other liabilities........           35,413               939    (e)               36,352
     Total liabilities...........................          405,675               939                     406,614

   Accumulated deficit...........................          (34,787)                1    (f)              (34,786)
     Total Stockholders' Equity..................          163,034                 1                     163,035
     Total Liabilities And Stockholders' Equity..          568,709               940                     569,649

Statement of Operations:

   Sales of equipment, merchandise, service,
     parts and supplies..........................           27,076              (135)   (g)               26,941
       Total revenue.............................          120,158              (135)                    120,023

   Cost of equipment rentals.....................           59,248               336    (b)(h)            59,584
   Rental equipment depreciation and lease
     expense, and vehicle depreciation...........           23,239             5,613    (c)(g)(i)(j)      28,852
   Cost of sales of equipment, merchandise,
     service, parts and supplies.................           17,620              (111)   (g)               17,509
       Total cost of revenue.....................          100,107             5,838    (l)              105,945

   Gross profit (loss)...........................           20,051            (5,973)   (m)               14,078

   Selling, general and administrative expenses..           25,010              (312)   (a)(k)            24,698
   Non-rental equipment depreciation and
     amortization................................            7,308            (5,147)   (i)(n)             2,161

   Operating loss................................          (12,267)             (514)   (o)              (12,781)
   Loss before reorganization items..............          (19,773)             (514)   (o)              (20,287)
   Net loss......................................          (19,773)             (514)   (o)              (20,287)

Statement of Cash Flows:

   Net loss......................................          (19,773)             (514)   (o)              (20,287)
   Depreciation and amortization.................           32,186               466    (c)(g)(j)(n)      32,652
   Gain on disposal of rental equipment..........           (6,620)               24    (g)               (6,596)
   Prepaid expenses and other assets.............           (1,440)             (330)   (a)               (1,770)
   Accrued expenses and other liabilities........           10,101               326    (h)(k)            10,427
     Net cash provided by operating activities...           25,110               (28)                     25,082

   Purchases of rental equipment.................          (29,720)               28    (b)              (29,692)
     Net cash used in investing activities.......     $    (16,674)      $        28                 $   (16,646)

____________________

(a)	To record $330,000 of cooperative advertising receivables in the correct period. The Company previously recorded and disclosed an adjustment of $989,000 in the condensed consolidated financial statements for the three and nine months ended September 30, 2004, $330,000 of which related to the three months ended March 31, 2004.

(b)	To record a $28,000 write down of capitalized betterment costs in the correct period.

(c)	To record a $972,000 correction for under-depreciation of rental assets. The original correction was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(d)	To record a $1,610,000 correction for over-depreciation of non-rental assets since the Effective Date. The original correction was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(e)	Reflects the adjustment of $939,000 to accrue for additional lease expense as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(f)	The impact of corrections described in notes (a), (b), (c), (d) and (e).

(g)	The reclassification of $135,000 of revenue and $111,000 of costs associated with disposal of vehicles resulting in a net gain of $24,000 on vehicle disposals being recorded as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation."

(h)	Reflects the adjustment to increase lease expense by $308,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(i)	The correction for reclassification of $4,697,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue.

(j)	Reflects the adjustment to decrease depreciation related to vehicles by $32,000 for the three months ended March 31, 2004. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004. The entry reduced non-rental depreciation expense by $108,000 for the three months ended June 30, 2004, $32,000 of which should have been recorded for the three months ended March 31, 2004 and $76,000 of which should have been recorded for the seven months ended December 31, 2003.

(k)	Reflects the adjustment to increase lease expense by $18,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(l)	The impact of corrections described in notes (b), (c), (g), (h), (i) and (j) above.

(m)	The impact of corrections described in notes (b), (c), (h), (i) and (j) above.

(n)	Reflects the adjustment to decrease depreciation related to leasehold improvements by $450,000 for the three months ended March 31, 2004. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004. The entry reduced non-rental depreciation expense by $1,502,000 for the three months ended June 30, 2004, $450,000 of which should have been recorded for the three months ended March 31, 2004 and $1,052,000 of which should have been recorded for the seven months ended December 31, 2003.

(o)	The impact of corrections described in notes (a), (b), (c), (h), (j), (k) and (n) above.

                                                                        As of December 31, 2003
                                                      ----------------------------------------------------------
                                                      As Previously
                                                        Reported         Corrections                 As Restated
                                                      -------------      -----------                 -----------
Balance Sheet:

   Property and equipment, net...................     $      60,948      $     1,128  (a)            $    62,076
     Total Assets................................           578,635            1,128                     579,763

   Accrued expenses and other liabilities........            28,561              613  (b)                 29,174
   Total liabilities.............................           397,467              613                     398,080

   Accumulated deficit...........................           (15,014)             515  (a)(b)             (14,499)
     Total Stockholders' Equity..................           181,168              515                     181,683
     Total Liabilities And Stockholders' Equity..     $     578,635      $     1,128                 $   579,763

____________________

(a)	The $1,128,000 correction for over-depreciation of non-rental assets since the Effective Date, of which the original correction was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(b)	Reflects the adjustment of $613,000 to accrue for additional lease expense as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

                                                                  Three Months Ended March 31, 2003
                                                      ----------------------------------------------------------
                                                      As Previously
                                                        Reported         Corrections                 As Restated
                                                      -------------      -----------                 -----------
Statement of Operations:

   Rental equipment depreciation and lease
     expense, and vehicle depreciation...........     $      34,139      $       784    (a)          $    34,923
      Total cost of revenue......................            96,279              784    (b)               97,063

   Gross profit (loss)...........................            (3,711)            (784)   (b)               (4,495)

   Non-rental equipment depreciation and
     amortization................................     $       3,663      $      (784)   (a)          $     2,879

____________________

(a)	The correction for the reclassification of $784,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue.

(b)	The impact of the correction described in note (a) above.

           Comparability of Financial Information

           The adoption of Fresh-Start Reporting as of June 1, 2003 materially changed the amounts previously recorded in the consolidated financial statements of the Predecessor Company. As a result of the adoption of Fresh-Start Reporting, the Successor Company's post-emergence financial statements are not comparable to the Predecessor Company's pre-emergence financial statements, because they are in effect those of a new entity. Since Fresh-Start Reporting materially changed the amounts previously recorded in the Company's consolidated condensed financial statements, a black line separates the financial data pertaining to the period after the adoption of Fresh-Start Reporting from the financial data pertaining to the period prior to the adoption of Fresh-Start Reporting to signify the difference in the basis of presentation of financial information for each respective entity.

2.	Debt

           Debt consists of the following (in thousands):

                                                                                             Successor Company
                                                                                         --------------------------
                                                                                         March 31,     December 31,
                                                                                           2004            2003
                                                                                         ---------     ------------
Senior secured notes payable, net of unamortized debt issuance costs of $7,978 in 2004 and $8,275 in 2003, bearing interest at 9.5%,
  interest payable semi-annually and principal payable in October 2010.............      $ 242,022      $ 241,725
Postpetition notes payable, bearing interest at prime, interest and
  principal payable in January 2007................................................          1,261          1,350
Convertible subordinated notes payable, bearing interest at 6.5%, interest
  payable quarterly and principal payable in June 2008.............................         45,211         45,211
Capital lease obligations payable in monthly installments through
  March 2005.......................................................................          1,301             --
                                                                                         ---------      ---------
  Total Debt.......................................................................      $ 289,795      $ 288,286
                                                                                         =========      =========

           Senior Secured Notes

           In October 2003, the Company completed the sale of $250,000,000 aggregate principal amount of 9.5% senior secured notes (the "Offering") due 2010. The net proceeds from the Offering were used to repay amounts outstanding under the Credit Facility (as defined below), purchase money obligations, equipment leases and for other general corporate purposes. The notes are secured by substantially all of the Company's equipment rental fleet other than titled vehicles. The Company may redeem all of the senior secured notes on or after October 15, 2007. The Company may also redeem up to 35% of the notes prior to October 15, 2006 with the net proceeds of an equity offering at 109.50% of their principal amount, plus accrued interest; provided that at least 65% of the aggregate principal amount of the notes issued remain outstanding after such redemption. The notes were issued by NationsRent Companies, Inc. and are guaranteed by all of its direct and indirect subsidiaries. NationsRent Companies, Inc. has no independent assets or operations, the guarantees are full and unconditional and joint and several, and there are no other subsidiaries other than the guarantors. There are no restrictions on the ability of NationsRent Companies, Inc. to obtain funds from its subsidiaries.

           The indenture governing the notes contains various affirmative and negative covenants, subject to a number of important limitations and exceptions, including those limiting the Company's ability to incur additional indebtedness or enter into sale and leaseback transactions; maintain a collateral value coverage ratio; pay dividends, redeem stock or make other distributions; issue stock of the Company's subsidiaries; make certain investments or acquisitions; grant liens on assets; enter into transactions with affiliates; merge, consolidate or transfer substantially all of the Company's assets; and transfer and sell assets. The indenture also contains various customary events of default, including an event of default upon failure to pay at final maturity, or acceleration of the final maturity of, any other indebtedness that aggregates $10,000,000 or more.

           Postpetition Secured Notes Payable

           The Company renegotiated certain equipment leases as part of its Chapter 11 proceedings. The Company has entered into settlement agreements with respect to certain of those equipment leases. As part of such settlements, the Company acquired the equipment underlying such leases and issued notes payable to the lessors secured by the acquired equipment.

           Convertible Subordinated Notes Payable

           The Successor Company issued $45,211,000 aggregate principal amount of 6.5% subordinated convertible promissory notes on the Effective Date in accordance with the terms of the Plan. The convertible subordinated notes have features that allow the holder to convert the principal of the note, or a portion thereof, into common stock at a conversion price of $242.00 per share. The convertible subordinated notes are callable at any time at the Company's option. Calls within the first two years are at 103.25% of par if in connection with a sale of the Company or other business combination, or otherwise at 106.5%. Calls after the first two years are at par. In September 2003 the Company gave notice to the note holders that it was deferring interest payments on the notes until further notice in accordance with their terms.

           Capital Lease Obligations

           Capital lease obligations represent leases that meet the criteria for treatment as capital leases under accounting principles generally accepted in the United States.

           Credit Facility

           On the Effective Date, the Company entered into a senior secured revolving credit facility (the "Credit Facility") with an aggregate commitment of up to $150,000,000 with a syndicate of lenders. The Credit Facility was used to provide the exit financing for the Company pursuant to the Plan, to pay transaction expenses incurred in connection therewith and to refinance existing indebtedness. In October 2003, the Company amended and restated the Credit Facility to reduce the aggregate commitments to $75,000,000 (including a $30,000,000 sub-limit for letters of credit) with Wachovia Bank as agent (the "Amended Credit Facility") and repaid all amounts outstanding under the Credit Facility with the proceeds of the Offering. The Amended Credit Facility can be used to make capital expenditures, enter into standby letters of credit, or for working capital or other general corporate purposes. The Amended Credit Facility is scheduled to expire in June 2007. Under the terms of the Amended Credit Facility, availability is subject to a borrowing base test based upon eligible trade accounts receivable and titled vehicles. Borrowings under the amended revolver bear interest at either the Wachovia Bank base rate plus a percentage ranging from 1.25% to 1.75% or at the Company's option, the London Interbank Offered Rate ("LIBOR") plus a percentage ranging from 2.75% to 3.25%. Letters of credit bear interest at a rate ranging from 2.75% to 3.25%. There is an unused commitment fee of 0.375% to 0.50% and a letter of credit fronting fee of 0.125%. The Amended Credit Facility is secured by a first priority perfected security interest in all of the Company's tangible and intangible assets, except for its rental equipment, inventory and real estate.

           The Company's working capital facility contains various affirmative and negative covenants customary for similar working capital facilities. In addition, the Company must maintain a debt to cash flow ratio of not greater than (a) 3.00 to 1.00 for each fiscal quarter, commencing with the fiscal quarter ending on September 30, 2003 through and including the fiscal quarter ending December 31, 2004, (b) 2.75 to 1.00 for each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2005 through and including the fiscal quarter ending December 31, 2005, and (c) 2.50 to 1.00 for each fiscal quarter thereafter, measured as of the last day of each fiscal quarter. As of March 31, 2004, the Company had a debt to cash flow ratio of 2.41 to 1.00.

           As of March 31, 2004, there were no cash borrowings and $22,044,000 of outstanding letters of credit under the Amended Credit Facility.

3.	Reorganization Items, Net

           Expenses and income directly incurred as a result of the Predecessor Company's Chapter 11 proceedings have been segregated from normal operations and are disclosed separately. The major components of such are as follows (in thousands):

                                                                               Predecessor
                                                                                 Company
                                                                             --------------
                                                                              Three Months
                                                                                  Ended
                                                                             March 31, 2003
                                                                             --------------
Gain on settlement of operating leases..................................       $   (7,532)
Gain on extinguishment of debt..........................................           (3,237)
Professional fees.......................................................            3,221
Employee expenses.......................................................              206
Facility closures.......................................................               83
Interest income.........................................................               (1)
                                                                             --------------
  Total reorganization items............................................       $   (7,260)
                                                                             ==============

           Gains on settlement of operating leases and extinguishment of debt represent the settlement of certain equipment operating leases and debt for amounts less than the Predecessor Company's recorded obligations. Professional fees consist of costs for financial advisors, legal counsel, consulting and other costs related to professional services incurred. Employee expenses primarily consist of retention bonuses paid under a retention program approved by the Bankruptcy Court to ensure the retention of certain key employees. Facility closure costs consist of miscellaneous charges related to the closing of the stores identified in the reorganization. Interest income consists of interest earned on excess cash balances. Reorganization items excluding the gains on settlement of operating leases and extinguishment of debt were cash charges.

4.	Change in Depreciation Estimate

           At the Effective Date, the Company changed the useful lives and salvage values for certain of its rental assets to reflect the new management's change in fleet strategy and therefore to better allocate depreciation expense over the time that such assets are in its rental fleet. This change in estimate resulted in an increase in rental equipment depreciation expense of approximately $7,500,000 for the three months ended March 31, 2004.

5.	Restricted Stock

           On the Effective Date, the Company adopted a restricted stock plan (the "Restricted Stock Plan"), pursuant to which directors, officers, management and key employees of the Company are eligible to receive grants of restricted shares of common stock. Under the Restricted Stock Plan, the Company may grant up to an aggregate of 141,000 shares of common stock. Such restricted shares are not transferable (except under limited circumstances) and subject to forfeiture upon such terms and conditions as the Company's Board of Directors or any Committee thereof (if so delegated by the Board of Directors) shall determine. The Company accounts for restricted stock awards in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

           During the first quarter of 2004, the Company issued 2,732 shares of common stock valued at $71.59 per share to certain of its directors under the Restricted Stock Plan. Deferred compensation of $196,000 was charged for the difference between the market value of the restricted shares and the sales price of the shares and was recorded as a reduction of stockholders' equity in the unaudited condensed consolidated balance sheet. As of March 31, 2004, there were an aggregate of 128,349 shares of restricted stock outstanding under the Restricted Stock Plan. Deferred compensation for such shares of restricted stock was amortized as compensation expense over the vesting periods of such shares which range from immediate vesting to a four-year vesting schedule. The Company recognized compensation expense for restricted stock of $1,639,000 during the three months ended March 31, 2004. Additionally, the Company made "gross-up" payments in the amount of $157,000 related to the restricted shares issued during the three months ended March 31, 2004. Compensation expense is included in selling, general and administrative expenses in the condensed consolidated statement of operations.

6.	Predecessor Company Stock Option Plans

           Prior to its emergence from bankruptcy, the Company accounted for stock option arrangements in accordance with APB No. 25 and accordingly, recognized no compensation expense for the stock option arrangements with employees or directors since the stock options were granted at exercise prices at or greater than the fair market value of the shares at the date of grant. The Company followed the disclosure requirements of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148, "Stock-Based Compensation — Transition and Disclosure."

           Pro forma information regarding net income (loss) and income (loss) per share is required by SFAS No. 123 as amended by SFAS No. 148, as if the Company had accounted for its granted employee stock options under the fair value method of SFAS No. 123. The Company granted no options in 2003 and 2002. Upon the Effective Date of the plan of reorganization, all options under the Predecessor Company's stock option plans were cancelled and such plans terminated. If compensation cost for all options previously granted had been determined based on the fair value at the grant date consistent with SFAS No. 123, the Predecessor Company's net loss and loss per share would have been as follows (in thousands, except per share data):

                                                                               Predecessor
                                                                                 Company
                                                                             --------------
                                                                              Three Months
                                                                                  Ended
                                                                             March 31, 2003
                                                                             --------------
Reported net loss.......................................................       $   (22,467)
Pro forma stock based compensation expense, net of tax..................              (371)
                                                                             --------------
Pro forma net loss......................................................       $   (22,838)
                                                                             ==============
Reported loss per share.................................................       $     (0.39)
                                                                             ==============
Pro forma loss per share................................................       $     (0.39)
                                                                             ==============

           Pursuant to the plan of reorganization, no value or other distribution was made on account of the Predecessor Company's stock option plans.

7.	Seasonality

           The Company's revenue and results of operations are dependent upon activity in the construction industry in the markets it serves. Construction activity is dependent upon weather and other seasonal factors affecting construction in the geographic areas where the Company operates. Because of this variability in demand, the Company's quarterly revenue and results of operations may fluctuate. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any other quarter or for a full year.

8.	Loss Per Share

           The following table sets forth the computation of basic and diluted loss per share for the Predecessor Company (in thousands, except per share data):

                                                                               Predecessor
                                                                                 Company
                                                                             --------------
                                                                              Three Months
                                                                                  Ended
                                                                             March 31, 2003
                                                                             --------------

Numerator:
Net loss-- basic and diluted............................................       $  (22,467)
                                                                             ==============

Denominator:
Weighted average shares-- basic and diluted.............................           57,364
                                                                             ==============

Basic and diluted loss per share........................................       $    (0.39)
                                                                             ==============
9.	Income Taxes

           The Company did not record a tax benefit in the periods ended March 31, 2004 and March 31, 2003. The tax benefits for the periods are significantly different than the benefits expected from applying the federal statutory rate to pre-tax losses primarily due to a valuation allowance established for the Company's deferred tax assets, primarily resulting from net operating loss carryforwards, as the Company believes it is more likely than not that the deferred tax assets will not be realized.